Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,533,500)
Unrealized Gain (Loss) on Market Value of Futures	1,112,120
Dividend Income	192
Interest Income	196
ETF Transaction Fees	1,750
Total Income (Loss)	$(419,242)

Expenses
Investment Advisory Fee	$12,563
Brokerage Commissions	2,286
NYMEX License Fee	251
Non-interested Directors' Fees and Expenses	176
Prepaid Insurance Expense	94
Other Expenses	7,990
Total Expenses	23,360
Expense Waiver	(5,477)
Net Expenses	$17,883
Net Income (Loss)	$(437,125)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$18,630,337
Additions (600,000 Units)	11,518,448
Net Income (Loss)	(437,125)

Net Asset Value End of Month	$29,711,660
Net Asset Value Per Unit (1,600,000 Units)	$18.57

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502